Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-3

(Form type)

ITRON, INC.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, no par value	Rule 456(b) and 457(r)	(2)	(2)	(2)	(1)	(1)	—	—	—	—

	Equity	Preferred Stock, no par value	Rule 456(b) and 457(r)	(2)	(2)	(2)	(1)	(1)	—	—	—	—

	Debt	Debt securities	Rule 456(b) and 457(r)	(2)	(2)	(2)	(1)	(1)	—	—	—	—

	Other	Warrants	Rule 456(b) and 457(r)	(2)	(2)	(2)	(1)	(1)	—	—	—	—

	Other	Purchase Contracts	Rule 456(b) and 457(r)	(2)	(2)	(2)	(1)	(1)	—	—	—	—

	Other	Units	Rule 456(b) and 457(r)	(2)	(2)	(2)	(1)	(1)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					—		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)

The registrant is deferring payment of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Registration fees will be paid subsequently on a “pay as you go” basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.